EXHIBIT 23.3


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors
Blue Holdings, Inc.


We hereby consent to the inclusion in this Prospectus Supplement to the Registration Statement on Form SB-2 for Blue Holdings, Inc. of our review report dated December 2, 2005, relating to the financial statements of Taverniti So Jeans, LLC as of September 30, 2005 and for the nine months ended September 30, 2005, which appears in such Registration Statement. We also consent to the reference to us under the caption "Experts" in such Prospectus Supplement to the Registration Statement.


                                        /s/ Weinberg & Company, P.A.
                                        -------------------------------
                                        WEINBERG & COMPANY, P.A.
                                        Certified Public Accountants


Boca Raton, Florida
January 4, 2006